Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2025, with respect to the consolidated financial statements of ECARX Holdings Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Shanghai, China

July 21, 2025